UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

EXACTUS, INC.
(Exact name of the registrant as specified in its charter)

Nevada	000-55828	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 NE 4th Avenue, Suite 28, Delray Beach, FL 33483
(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (804) 205-5036

4870 Sadler Road, Suite 300, Glen Allen, Virginia 23060
(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
[ ]

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01
Entry into a Material Definitive Agreement.

On March 20, 2019 we entered into an LLC Membership Interest Purchase Agreement (the “Canncare Purchase Agreement”), under which we will acquire 100% of the outstanding membership interests in CannacareMD, LLC, a Florida limited liability company doing business as Hemp Healthy®. Hemp Healthy® operates the www.buyhempcbd.com website, where consumers can purchase a wide range of products featuring hemp-derived Cannabidiol (CBD) products.

Under the terms of the Cannacare Purchase Agreement we agreed to issue at closing a total $1.1 million worth of our common stock. As the initial payment, we will issue $330,000 worth of our common stock, valued at the average market closing price for the twenty trading days following the closing date. On the 90th, 180th, 270th, and 365th days following the closing date, we will issue additional tranches of $192,500 worth of our common stock, each to be valued at the average market closing price for our common stock for the twenty trading days immediately following the due date for each installment.

Also on March 20, 2019, we entered into an LLC Membership Interest Purchase Agreement (the “Tierra Purchase Agreement”), under which we will acquire 100% of the outstanding membership interests in Tierra Healthcare Concepts, LLC, a Florida limited liability company (“Tierra”) which operates a specialty medical practice focused on CBD and other treatments. To acquire Tierra, we will make a series of cash payments to the current owners of the company. At closing, we agreed to make an initial payment of $600,000, with additional $100,000 payments being due on the 90th, 180th, 270th, and 365th days following the closing date.

In connection with our acquisition of Hemp Healthy® and Tierra, we agreed to retain the founder of Hemp Healthy® and Tierra to serve as a consultant for two years under the terms of a Consulting Agreement, to provide advice, management and direction for the day-to-day operations of each of these subsidiaries. The consultant will be paid a base fee of $150,000 per year, with performance-based bonuses to be awarded in the discretion of our compensation committee, and agreed to restrictions on engaging in competing businesses.

SECTION 7 - REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 25, 2019, we released the press release furnished herewith as Exhibit 99.1

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01
Financial Statements and Exhibits

Exhibit No.	Description
10.1	LLC Membership Interest Purchase Agreement – CannacareMD, LLC *
10.2	LLC Membership Interest Purchase Agreement – Tierra Healthcare Concepts, LLC*
10.3	Consulting Agreement *
99.1	Press Release

* To be filed as an exhibit to the Company’s Quarterly Report on Form 10Q for the quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

EXACTUS, INC.

Date: March 25, 2019	By:	/s/ Philip J. Young
Philip J. Young
President and Chief Executive Officer